                       FORETHOUGHT LIFE INSURANCE COMPANY
                               POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Michael A. Reardon, Mary L. Cavanaugh, Sarah M. Patterson and Elizabeth L. Gioia, individually, and each of them singly, our true lawful attorneys, with full power to them and each of them to sign for us, and in our names and in any and all capacities, any and all amendments to the Registration Statements filed on Form N-4, with respect to the Forethought Life Insurance Company Separate Account A supporting variable annuity contracts issued by Forethought Life Insurance Company under file numbers 333-182946/811-22726 (ForeRetirement Variable Annuity), 333-182946/811-22726 (Huntington ForeRetirement Variable Annuity), 333-191097/811-22726 (ForeRetirement Foundation Variable Annuity), 333-193535/811-22726 (ForeRetirement II Variable Annuity) 333-201683/811-22726
(Forethought ForeRetirement III Variable Annuity), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney for the purpose herein set forth.

     /s/ Allan Levine
-------------------------------
Allan Levine                            Director (Chairman) and Chief Executive Officer             January 29, 2015

     /s/ John Graf
-------------------------------
John Graf                               Director (Non-Executive Vice Chairman)                      January 29, 2015

     /s/ Gilles M. Dellaert
-------------------------------
Gilles M. Dellaert                      Director, Executive Vice President and
                                        Chief Investment Officer                                    January 29, 2015

     /s/ Hanben Kim Lee
-------------------------------
Hanben Kim Lee                          Director, Executive Vice President and                      January 29, 2015
                                        Chief Risk Officer

     /s/ Michael A. Reardon
-------------------------------
Michael A. Reardon                      Director and President                                      January 29, 2015

     /s/ Richard V. Spencer
-------------------------------
Richard V. Spencer                      Director                                                    January 29, 2015

     /s/ Eric D. Todd
-------------------------------
Eric D. Todd                            Director and Senior Vice President                          January 29, 2015

   /s/ Nicholas H. Von Moltke
-------------------------------
Nicholas H. Von Moltke                  Director, Executive Vice President and
                                        Chief Operating Officer                                     January 29, 2015

     /s/ Craig A. Anderson
-------------------------------
Craig A. Anderson                       Chief Financial Officer and Treasurer                       January 29, 2015